Exhibit 10.7

BLACK RIDGE ACQUISITION CORP.

c/o Black Ridge Oil & Gas, Inc.

110 North 5th Street, Suite 410

Minneapolis, Minnesota 55403

_______________, 2017

Black Ridge Oil & Gas, Inc.

110 North 5th Street, Suite 410

Minneapolis, Minnesota 55403

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Black Ridge Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Black Ridge Oil & Gas, Inc. shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 110 North 5th Street, Suite 410, Minneapolis, Minnesota 55403 (or any successor location). In exchange therefor, the Company shall pay Black Ridge Oil & Gas, Inc. the sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Black Ridge Oil & Gas, Inc. hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO as a result of this letter agreement (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, this letter agreement and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

BLACK RIDGE ACQUISITION CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

BLACK RIDGE OIL & GAS, INC.

By:
Name:
Title: